Exhibit 10.31

                             SECURED PROMISSORY NOTE
                                  (the "Note")

                  Dated to be Effective as of September 1, 2004
                           Principal Amount: $317,000

            A. TERMS OF LOAN

      FOR  VALUE RECEIVED, BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC. formerly know as CREATIVE BAKERIES, INC., a New York corporation ("BROOKLYN CHEESECAKE & DESSERTS"), and J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION ("JMS") (BROOKLYN CHEESECAKE & DESSERTS and JMS are collectively referred to as the "BORROWERS"), with offices at 20 Passaic Avenue, Fairfield, New Jersey 07004, jointly and severally promise to pay to the order of RONALD L. SCHUTTE (the "LENDER"), residing at 360 Hollywood Avenue, Yonkers, New York 10707, or at such other place as the Lender may designate in writing, the principal sum of THREE HUNDRED SEVENTEEN THOUSAND DOLLARS ($317,000), (the "Loan" or "Principal").

1.    INTEREST; PREPAYMENT.

      (a) Borrower will pay Interest on the unpaid Principal amount hereof, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate which shall be equal to thirteen percent (13.00%) per annum (the "Interest Rate").

      (b) The "Interest Rate Factor" shall be calculated by dividing the annual Interest Rate of 13% by 360 days and then multiplying the resulting quotient by the Number of Elapsed Days. The "Number of Elapsed Days" shall be determined by the number of days from the last day of the previous month (excluding such last day of the previous month) up until and including the date upon which the Interest will be due. The "Interest" shall be calculated by multiplying the applicable Interest Rate Factor by the outstanding Principal balance of the Loan as of the date each Interest payment is due unless there has been a modification of the Principal balance during such period (such as by a payment) in which event Interest will be calculated based on the outstanding Principal balances from time to time. Interest on the Loan shall be due and payable on the last day of each month up to and including the Due Date of the Loan provided such day is a Business Day ("Business Day"). Business Day shall mean any day other than Saturday, Sunday, or any other day on which commercial banks located in the State of New York are required or authorized by law to be closed for business. Borrower will pay Interest on any overdue installment of Principal or Interest for the period for which overdue, on demand, at a rate equal to eighteen percent (18.00%) per annum. In no event shall Interest exceed the maximum legal rate permitted by law, and any Interest that exceeds the maximum legal rate shall be reduced to the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrowers, first to collection expenses due hereunder, then to outstanding late charges, then to Interest due and payable but not yet paid, then to the Yield Maintenance Payment (if any) and the remainder, if any, to Principal. All payments by Borrowers or any endorser of this Note on account of Principal, Interest or fees hereunder shall be made in lawful money of the United States of America.


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      (c)   Prepayment.  The Borrowers may prepay up to (Sixty Two Thousand Five
            Hundred ($62,500) Dollars in Principal on each date that Interest is
            due  pursuant  to  this  Agreement,   without  penalty  or  premium.
            Borrowers may also prepay all of the Principal of the Loan at any time provided such prepayment shall include Interest calculated to the date of prepayment plus fifty (50%) percent of the Interest that would have been earned had the Loan not been prepaid from the date of such prepayment to the Due Date of the Loan (the "Yield Maintenance Payment"). It is acknowledged that the Yield Maintenance Payment is intended to compensate Lender for utilizing its credit in order to make the Loan to Borrowers and is not to be deemed additional Interest for any purpose. The Yield Maintenance Payment shall also be due in the event of a prepayment as a result of acceleration of the Loan as a result of an Event of Default.

2. DUE DATE. The Loan together with Interest as provided herein shall be due on November 30, 2004 (the "Due Date").

                  B. REPRESENTATIONS AND WARRANTIES

3.    Borrowers represents and warrant to the Lender that:

      (a) The Note is legal, valid, and contains binding obligations of Borrowers enforceable against Borrowers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

      (b) Borrowers are not in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, except where such default would not have a material adverse effect on the assets, liabilities or financial condition of Borrowers (a "Material Adverse Effect").

      (c) There is no pending or threatened action or proceeding against or affecting Borrowers before any court, governmental agency, or arbitrator which is reasonably likely to, in any one case or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of Borrowers to perform their obligations under this Note.

                  C. EVENTS OF DEFAULT

4.    If any of the following events shall occur and be continuing:

      (a) Borrowers shall fail to make any payment of Principal or Interest on this Note when due, except that Lender may either prospectively or retroactively waive the date upon which Interest is due in which case unpaid Interest on Principal, including amounts on overdue installments of Principal and Interest, shall be added to Principal and provided that such waiver is given, such non payment of Principal shall not be considered an event of default;

      (b) Borrowers shall be in material default in the performance or observance of any covenant or agreement contained herein or in the Loan and Security Agreement securing this Loan following five (5) business days' written notice thereof;


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      (c)   Any  representation or warranty made by or on behalf of Borrowers in this Note, or in the Loan and Security Agreement or in any other agreement, instrument, or statement delivered to the Lender by or on behalf of Borrowers shall at any time prove to have been incorrect when made in any material respect;

      (d) Brooklyn Cheesecake & Desserts or JMS no longer remain corporations in good standing in the states of their respective organizations;

      (e) The death, disability, resignation or removal of Ronald L. Schutte ("Schutte"), as CEO and/or President of Borrowers, unless in the case of death or disability there exists "Key Man" or disability insurance policies with proceeds utilized to pay all amounts due the Lender within a reasonable period of time. In addition, the Lender must be named as an additional insured and/or beneficiary on such policies;

      (f) The inability of Borrowers to pay any of their debts in accordance with past business practice or taxes as they become due;

      (g) The filing of any lawsuit in excess of $20,000 against Brooklyn Cheesecake & Desserts and/or JMS that is not removed or bonded within 15 days of institution of such lawsuit;

      (h)   Sales fall below $600,000 in any calendar quarter;

      (i)   Cash and accounts receivable are below $125,000;

      (j) Any judgment against Brooklyn Cheesecake & Desserts or JMS or any attachment, levy or execution against any of their properties for any material amount shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of fifteen (15) days or more after its entry, issue or levy, as the case may be;

      (k) Brooklyn Cheesecake & Desserts or JMS shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for either of them or for any of their property; or

      (l) The commencement of any proceedings by Brooklyn Cheesecake & Desserts or JMS under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute or the commencement of any such proceedings without the consent of Borrower and such involuntary proceedings shall continue undischarged for a period of sixty (60) days;

      then, and in any such event, (with each of the foregoing events to constitute an "EVENT OF DEFAULT"), the Lender may declare the entire unpaid Principal amount of this Note and all Interest and fees accrued and unpaid hereon to be immediately due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, offset, protest or notice of any kind, all of which are hereby expressly waived by Borrowers.

            D. MISCELLANEOUS

5. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.


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6.    NOTICES, ETC. All notices and other communications provided for under this
      Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to Borrowers, at Borrower's address indicated above or by facsimile transmission to (973) 808-0203, and if to the Lender, at its address indicated above or by facsimile transmission to (914) 961-3896, or, as to each party, at such other address or facsimile transmission number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. Except as otherwise provided in this Note, all such notices and communications shall be effective either on
      receipt  if  delivered   by  hand,   telegraphic,   telex  and   facsimile
      transmissions, or three (3) Business Days following deposit, postage fully paid, in the mails by certified mail.

7. NO WAIVER. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

8. COSTS AND EXPENSES. Borrowers shall reimburse the Lender for all costs and expenses incurred by the Lender and shall pay the reasonable fees and disbursements of counsel to the Lender in connection with the preparation of this Secured Promissory Note and any documents related thereto with a maximum amount of $5,000 plus disbursements, and shall also pay all costs including reasonable fees incurred by Lender in enforcement of the Lender's rights hereunder. Borrowers shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

9. AMENDMENTS. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Borrowers therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Borrowers hereby waive demand, presentment, notice of dishonor, and protest of nonpayment and agree that any time and from time to time and with or without consideration, Lender may, without notice to or further consent of Borrowers, and without in any manner releasing, or affecting the obligations of Borrowers: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend, or grant indulgences with respect to (i) this Note, and (ii) all or any part of any collateral or security for this Note; and (b) grant any extension or other postponements of the time of payment hereof.

10. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrowers and its heirs, legal representatives, successors and permitted assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns, including subsequent holders hereof. This Note is freely transferable and assignable by the Lender and each subsequent holder hereof and any reference to Lender herein shall be deemed to refer to any subsequent transferee or assignee of this Note. Notwithstanding the foregoing, Borrowers may not assign their rights or obligations under this Note whether by voluntary assignment or transfer, operation of law, or otherwise without the consent of Lender.

11. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.


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12.   ENTIRE  AGREEMENT.  This Note sets forth the entire agreement of Borrowers and the Lender with respect to this Note and may be modified only by a written instrument executed by Borrower and the Lender.

13. HEADINGS. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

14. JURISDICTION; SERVICE OF PROCESS. Borrowers agree that in any action or proceeding brought on or in connection with this Note (i) the state courts of the State of New York, or (in a case involving diversity of citizenship) the United States District Court in New York, New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrowers by registered or certified mail directed to Borrowers at their address referenced herein, Borrowers hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrowers shall appear or answer to any summons and complaint or other process, and should Borrowers fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by the Lender against Borrowers for the amount as demanded in any summons or complaint or other process so served.

15. WAIVER OF THE RIGHT TO TRIAL BY JURY. Borrowers hereby irrevocably waive the right to trial by jury in any action, proceeding, claim, or counterclaim, whether in contract or tort, at law or in equity, in any manner connected with this note or any transactions hereunder.

            IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered as of the day and year and at the place first above written.

                              BROOKLYN CHEESECAKE & DESSERTS, INC., formerly known as CREATIVE BAKERIES, INC.

                              --------------------------------------------
                              By:  Ronald Schutte, Chief Executive Officer

                              J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION

                              --------------------------------------------
                              By:  Ronald L. Schutte, CEO & President

CONFIRMATION

IN WITNESS WHEREOF, on behalf of and upon due authorization from the Board of Directors of Brooklyn Cheesecake & Desserts, Inc., formerly known as Creative Bakeries, Inc. ("Corporation"), the director below has read and understands, and hereby approves, confirms, and ratifies this Note on behalf of the Board of Directors as of the date first written above; and the director below further approves, confirms, and ratifies on behalf of the Board of Directors the execution and delivery of this Note and all the acts by Ronald L. Schutte performed on behalf of the Corporation in connection with this Note.

By:
   ------------------------------
Name: Carmelo L. Foti
Title: Director


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